EXHIBIT 4.2

Form of Right Certificate

Certificate No. R-                                                                                                                                                                      Rights

NOT EXERCISABLE AFTER AUGUST 13, 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

Haynes International, Inc.

This certifies that                                           , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of August 13, 2006 (the “Agreement”), between Haynes International, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., Minneapolis, Minnesota time, on the earlier of (A) August 13, 2016 or (B) the thirtieth (30th) day following the date of the 2007 Annual Meeting of Stockholders of the Company if at such meeting the stockholders, by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at such meeting and entitled to vote on such matter, vote to terminate the Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), at a purchase price of $135.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 13, 2006, based on the Preferred Shares as constituted at such date.  As provided in the Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.001 per share.  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of         ,         .

ATTEST:		HAYNES INTERNATIONAL, INC.

By:		By:
	Name:	Name:
	Title:	Title:

Countersigned:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                         hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                     Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [  ] are [  ] are not being assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did   [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	, 200
Signature
Signature Medallion Guaranteed:

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To:          Haynes International, Inc.

The undersigned hereby irrevocably elects to exercise           Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:	, 200
Signature
Signature Medallion Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	, 200
Signature
Signature Medallion Guaranteed:

NOTICE

The signature in the Form of Assignment and Certificate or Form of Election to Purchase and Certificate, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent may deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and not honor such Assignment or Election to Purchase.